UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 541-8398

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

On August 11, 2015, the following proposals were submitted to the stockholders of the Company at its annual meeting of stockholders: (i) to elect eight (8) Directors to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the Company for the fiscal year ending December 31, 2015; and (iii) to approve a non-binding advisory resolution supporting the compensation of our named executive officers.

(i)          The Company’s stockholders elected each of the following eight (8) directors to serve on Company’s Board of Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Votes For	Votes Withheld
Alex Minicucci	12,535,196	14,510
John Eyler	12,547,096	2,610
Isaac Blech	12,547,096	2,610
Joseph Proto	12,547,096	2,610
Cary Sucoff	12,486,178	63,528
Patrick Kolenik	12,448,469	101,237
Ka Cheong Christopher Leong	12,466,899	82,807
Jerold Rubinstein	12,432,842	116,864

(ii)         The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year 2015 by the following vote:

Votes For	Votes Against	Votes Withheld
16,821,605	4,184	16,265

(iii)        The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:

Votes For	Votes Against	Votes Withheld
12,407,765	96,635	45,306

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: August 14, 2015	By:	Alex Minicucci
Chief Executive Officer